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                          INVESTMENT BANKING AGREEMENT


         AGREEMENT made as of the 24th day of November, 2000 by and between Surge Components, Inc. (the "Company") with an address at 1016 Grand Boulevard, Deer Park, New York 11729 and Equilink Capital Partners, LLC (the "Consultant") a Delaware limited liability company having an address at 488 Madison Avenue, New York, New York 10022.

                               W I T N E S S E T H

         WHEREAS, the Company desires to compensate the Consultant for investment banking services rendered to date on behalf of the Company and to retain the Consultant to provide ongoing investment banking services; and

         WHEREAS, the Consultant desires to be retained to render such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1.       Prior Agreement

                  This Agreement replaces and supersedes the agreement known as the "Investment Banking Agreement" between the parties hereto dated September 13, 1999, as amended on February 1, 2000 (the "Agreement") .

                  (a) The Consultant was retained by the Company in or about November 1998 to act as its investment banker in connection with the Company's proposed merger (the "Orbit Merger") with Orbit Network, Inc. ("Orbit"). The Company agreed to reimburse the Consultant for all expenses which it incurred in connection with such transaction. The parties agreed, at such time, that there was no other compensation owed to the Consultant since it would receive stock in Orbit. The Orbit Merger was terminated in August 1999 and the Consultant represents and warrants that it was not paid any compensation by any party, nor was it reimbursed for its expenses incurred on behalf of the Company in connection with the Orbit Merger.

                  (b) On September 13, 1999, the Company and the Consultant executed the Agreement pursuant to which Equilink acted as the Company's investment banker with regard to the merger and/or acquisition (the "Global Acquisition") of Global DataTel, Inc. ("Global"). Pursuant to the terms of the Agreement, the Company was to pay the Consultant 3,000,000 registered common shares only upon the completion of the transaction.

                  (c) Pursuant to an Addendum dated February 1, 2000, the Company and the Consultant modified the September 1999 Agreement and agreed to pay the Consultant 1,000,000 Class B Common Shares (which was the equivalent of 2 million Class A Shares). On November 3, 2000, the Company notified Global that it had terminated the Asset Purchase Agreement pursuant to which it was to complete the Global Acquisition. To date, the Consultant represents and warrants that it has not been paid any cash compensation by any party or reimbursed any expenses incurred on behalf of the Company in connection with the Global Acquisition.



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         2.       Past and Continuing Services. The Company and the Consultant
hereby desire to terminate the Agreement, as amended, and to compensate Consultant for its services rendered from the beginning of the world to date. In that regard the Company acknowledges that Consultant's services commenced in November 1998 in connection with the proposed Orbit Merger which services continued through termination of same in August 1999. The Consultant's services continued in September 1999, in connection with the proposed Global Acquisition which continued through termination of same in November 2000. Consultant's continuing services include, but are not limited to, investment banking services concerning the pending merger transaction (the "Transaction") with MailEncrypt.com, Inc. ("Mail"); the pending Recapitalization into Superus Holdings, Inc.; (as defined in the Company's September 13, 2000 Proxy Statement/Prospectus); and the termination and unwinding of the Global Acquisition. The Consultant's investment banking services specifically included the introduction of Mail as a merger/acquisition candidate for Surge, and consulting in furtherance of the completion of the Transaction; the introduction of Adam Epstein as Chairman of the Board; advice on the structure of the Recapitalization; coordination with McKenzie and Company, Continental Stock Transfer & Trust and ADP in connection with such third parties' solicitation of proxies for the September 26, 2000 shareholders meeting, as adjourned; and the termination of the Global Acquisition. The parties to this Agreement recognize that as a result of Equilink's services to date in the investment banking community the market capitalization of Surge has increased dramatically. However, the Company understands that the Consultant is not in any securities related business as defined by federal and state securities laws, and does not, and will not, provide any services hereunder constituting securities brokerage, market-making, placement agency or underwriting.

         3. Future Services. The Company hereby retains the Consultant and the Consultant hereby accepts such retention to continue to perform the consulting services referred to in paragraph 2 above. In addition, upon request by the Company, Consultant shall perform services related to:

                  (a) assisting in the preparation of capital and operating expense budgets and business plans for the Company;

                  (b) analyzing the Company's short and long term debt position and its capital requirements;

                  (c) analyzing potential merger and acquisition candidates for the Company;

                  (d) assisting the Company in the structuring of any required financings, including, but not limited to, the determination of whether any such financing should be for equity or debt securities of the Company or a combination thereof;

                  (e) assisting the Company in screening, evaluating, and recommending commercial and investment bankers, underwriters and professional consultants in order to carry out the Company's goals, including but not limited to, when necessary, finding an appropriate direct source or broker-dealer to raise funding. In that regard, the Consultant will render

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investment banking services in connection with the Company's $750,000 interim financing for working capital purposes as soon as possible following the execution of this Agreement. Thereafter, subject to market conditions, upon the Company's request for permanent equity and/or debt financing and upon the Company's delivery of expense budgets and business plans to Consultant, Consultant will again devote all time that is reasonably required to assist the Company in facilitating the exercise of the Company's existing public warrants, as well as financing for proposed mergers or acquisitions through the public or private placement of securities of the Company or a combination thereof, or directly placing such securities with a private group;

                  (f) advising the Company on the preparation of appropriate presentations and documents to consummate any desired financing, acquisition or merger;

                  (g) establishing and fostering relationships between the Company and the financial community, including brokers, investment bankers, financial analysts, institutional investors and stockholders;

                  (h) In regard to the foregoing, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice; and

                  (i) In addition, the Consultant shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice. Nothing herein shall require the Company to utilize the Consultant's services in any particular transactions, no exclusivity is being given to Consultant by the Company, nor shall it limit the Company's obligations arising under any other agreement or understanding.

         4.       Compensation.

                  (a) The Consultant hereby waives any right, claim, or entitlement to the reimbursement of expenses incurred on behalf of the Company from the beginning of the world to date, incurred under the agreements referred to in paragraph 1 above, or otherwise, and in lieu thereof hereby accepts 600,000 fully paid and non-assessable Common Shares of the Company. However, until the Company receives shareholder approval (the "Shareholder Approval") for the issuance of such shares, the Company shall issue to the Consultant 60,000 shares of non-voting convertible preferred stock (the "Preferred Stock") convertible on a one-for-ten basis into 600,000 Common Shares. These shares shall be subject to the registration rights described in subparagraph 4(c) below.

                  (b) As compensation for the services rendered by Consultant from the beginning of the world to date on behalf of the Company upon the closing (the "Closing") of the Transaction, Surge shall issue 900,000 fully paid and non-assessable Common Shares; 10,000 fully paid and non-assessable shares of Preferred Stock convertible into 100,000 Common Shares

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and warrants (the "Equilink Warrants") to purchase 2,000,000 shares of Common
Shares exercisable at $3.00 per share to Equilink or its assignees or designees. The Equilink Warrants shall expire five (5) years from the date of issuance, and shall be subject to redemption on the same terms and conditions as the outstanding warrants, as they may be modified.

                  (c) The Company shall register the underlying 600,000 and 1,000,000 Common Shares referred to in subparagraphs (a) and (b) respectively, and the 2,000,000 Common Shares underlying the Equilink Warrants referred to in subparagraph (b) above on the next registration statement filed by the Company with the Securities and Exchange Commission ("SEC") which permits the registration of such securities and shall maintain the effectiveness of such registration, as long as at least 20% of the Equilink Warrants remain outstanding.

                  (d) In any event, no Preferred Stock, Common Shares or Equilink Warrants shall be due and owing to Consultant under subparagraphs (a) and (b) above, unless and until the additional share listing application has been filed with Nasdaq as soon as possible following the execution of this Agreement to list all securities issued hereunder to Consultant. In the event that further Shareholder Approval is required, in order to issue the Common Shares issuable to the Consultant, the Company hereby agrees to use its best efforts to file a proxy statement for such approval as soon as possible but no later than December l5, 2000, and to use its best efforts to have same disclosed effective as soon as possible, subject to the Company's pending change of accountants and the completion of the Company's November 30, 2000 fiscal year end audit if required by the SEC's rules and regulations.

                  (e) It is acknowledged by the parties hereto that the foregoing compensation is in lieu of all other compensation owed by the Company to Consultant under the Agreement on the basis of Quantum Meruit or otherwise.

         5. Obligations. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of all of its duties specified in paragraphs 2 and 3 hereunder as the Consultant shall determine is reasonably necessary for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of its obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant.

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         6.       Restrictions. Nothing contained in this Agreement shall limit or restrict the right of the Consultant or of any partner, employee, agent or representative of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or association other than a direct competitor of the Company engaged in the same business as the Company is today.

         7. Confidentiality. The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information which (i) is or becomes part of the public domain; (ii) it had independent knowledge prior to disclosure; (iii) comes into the possession of the Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. For the purposes set forth in this Paragraph, Consultant shall also mean any affiliate of Consultant. Affiliate shall mean any person, firm or corporation which controls or is controlled by Consultant.

         8. Term. This Agreement is for a term of six (6) months from the date hereof, unless mutually agreed to and extended in writing.

         9. Notices. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other of such change of address in the manner herein provided.

         10.      Indemnification.  The Company shall:

                  (a) indemnify Consultant and hold it harmless against any and all losses, claims, damages or liabilities to which Consultant may become subject arising in any manner out of or in connection with the rendering of services by Consultant hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of Consultant or directly from information provided or written by Consultant, in which event Consultant shall indemnify and hold the Company harmless;

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                  (b)      reimburse Consultant immediately for any reasonable,
documented legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending, or providing evidence in or investigations, claims or other proceedings arising in any manner out of in connection with the rendering of services by Consultant hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein) with respect to which Consultant is entitled to indemnification hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph 10(a) above, Consultant will remit to the Company any amount reimbursed under this subparagraph 10(b). Thus subparagraph 10(a) shall not apply to any claims, liability or proceedings which originate primarily from acts or omissions by Consultant;

                  (c) indemnify and hold harmless Consultant for any final, adjudicated and non-appealable losses, claims, damages, expenses or liabilities to which Consultant may become subject in connection with any untrue or misleading statements or representations made by or information provided by the Company to Consultant; and

                  (d) The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 10 and the contribution obligations set forth in paragraph 11 shall apply whether or not Consultant is a formal part to any such lawsuits, claims or other proceeding, that Consultant is entitled to retain separate counsel of its choice in connection with any of the matters to which such commitments relate and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of Consultant (each, with Consultant, an "Indemnified Person"). The Company further agrees that, unless a final judicial determination is made to the effect specified in subparagraph 10(a) above or the final sentence of paragraph 10(b) hereof is applicable or Consultant breaches paragraph 11 hereof, any settlement of a lawsuit, claim or other proceeding against the Company arising out of the transactions contemplated by this Agreement which is entered into by the Company shall include an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons, which release shall be reasonable satisfactory to Consultant.

         11. Survivability. The provisions of paragraphs 7, 10 and 11 of this Agreement shall survive any termination or expiration of this Agreement.

         12.      Beneficiaries.

                  (a) The Company and Consultant each represent to the other that there is no person or entity that is entitled to a fee or any type of compensation in connection with execution and delivery of this Agreement, other than Consultant and its designees. Consultant hereby represents and warrants to the Company that none of the Preferred Stock, Common Shares or Equilink Warrants issuable under this Agreement shall be transferred or assigned to any of Barry Witz, Lynn Tanner, Richard Baker, Joe T. Logan Jr., Ada Garay or their associates or affiliates.


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                  (b)      Nothing in this Agreement, expressed or implied, is
intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result of the services rendered by Consultant hereunder. The Company further agrees that neither Consultant nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by Consultant hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of Equilink.

         13. Termination. This Agreement may be terminated at any time prior to the Closing of the Transaction as follows:

                  (a) By mutual consent of Surge and Consultant, if the Closing has not occurred by November 30, 2000.

                  (b) By Company, if (i) any regulatory proceedings are instituted against Consultant or its officers, directors and shareholders, alleging that contrary to the representation made by Consultant in Section 2 above, that Consultant is not in securities related business as defined by federal and state securities laws, (ii) any officer, director or shareholder of Consultant is convicted of a felony, or (iii) as set forth in Section 10(a) it is judicially determined that Consultant was grossly negligent, committed willful misconduct or provided written information to the Company which resulted in any losses, claims, damages or liabilities to the Company, and for which conduct Consultant hereby agrees to indemnify and hold harmless and reimburse the Company for its reasonable expenses incurred arising out of said conduct by Consultant.

                  (c) By either the Company or Consultant, if there shall be any law that makes consummation of the Transaction illegal or otherwise prohibited, or if any order enjoining either party from consummating the Transaction is entered and such order shall have become final and non-appealable.

         14.      Miscellaneous.

                  (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States District Courts located in the City of New York for any lawsuits, claims or other proceedings, arising out of or relating to this Agreement and agree not to commence any such lawsuit, claim or other proceeding except in such courts. The Company and Consultant hereby irrevocably and unconditionally waive any objection to the laying of venue of

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any lawsuit, claim, or other proceeding arising out of or relating to this
Agreement in the courts of the State of New York or the United States District Courts located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such Court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Consultant hereunder is expressly and irrevocably waived.

                  (c) This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

                  (d) The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

                  (e) This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

                  (f) This Agreement shall be binding upon the parties hereto, the Indemnified Persons referred to in Section 10, and their respective heirs, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                                  SURGE COMPONENTS, INC.


                                                  By:      /s/ Ira Levy
                                                      --------------------------
                                                           Ira Levy, President



                                                  EQUILINK CAPITAL PARTNERS, LLC


                                                  By:      /s/ Robert Depalo
                                                      --------------------------
                                                           Robert DePalo, CEO



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